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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 14, 2005
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                              INTERMET CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

           Georgia                      0-13787                 58-1563873
           -------                      -------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)

    5445 Corporate Drive, Suite 200                             48098-2683
             Troy, Michigan                                     ----------
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number including area code: (248) 952-2500
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
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                  On January 14, 2005, INTERMET Corporation entered into a
Fourth Amendment to Debtor in Possession Credit Agreement (the "Fourth Amendment") among the company, certain of the company's subsidiaries (collectively, the "Borrowers"), a group of lenders (the "Lenders"), Deutsche Bank Trust Company Americas ("Deutsche Bank"), as collateral agent for the Lenders and as co-agent, and The Bank of Nova Scotia ("Scotia Capital"), as administrative agent for Lenders. The Fourth Amendment amends the company's Debtor in Possession Credit Agreement dated as of October 22, 2004, as amended by the First Amendment to Debtor in Possession Credit Agreement dated as of November 8, 2004, the Second Amendment to Debtor in Possession Credit Agreement dated as of November 19, 2004, and the Third Amendment to Debtor in Possession Agreement dated as of December 23, 2004 (the Debtor in Possession Credit Agreement, as amended, is referred to as the "Credit Agreement"). Deutsche Bank and Scotia Capital are also parties to the company's pre-petition First Amended and Restated Credit Agreement dated January 8, 2004.

                  As previously reported, the Credit Agreement provides for a $60.0 million commitment of debtor-in-possession financing (the "DIP Facility") to fund the Borrowers' working capital requirements and other corporate purposes during the Borrowers' chapter 11 proceedings. The Borrowers have had access to $20.0 million of this facility since October. The Borrowers have now satisfied all conditions relative to accessing the remaining $40.0 million of the DIP facility and, pursuant to the terms of the Credit Agreement, the Borrowers are now able to borrow up to the full $60.0 million of the DIP Facility, subject to a budget and satisfaction of customary reporting and collateral requirements. The Fourth Amendment makes technical revisions to the definitions of certain terms in the Credit Agreement. The Fourth Amendment also increases to Borrowers' letter of credit rights from $5.0 million to $10.0 million. Finally, the Fourth Amendment extends the deadline from January 14, 2004 to January 26, 2005 for the Borrowers to deliver to the Lenders a supplement to a previously delivered covenant addendum. The Fourth Amendment permits the Borrowers to borrow funds under the DIP credit facility pursuant to a budget pending satisfaction of these remaining conditions.

                  In addition to conditions discussed above, the Borrowers' ability to borrow the $60.0 million under the DIP Facility continues to remain subject to no material adverse change in the business or condition of INTERMET and its subsidiaries having occurred, taken as a whole.

                  The Borrowers are required to pay to Deutsche Bank and Scotia Capital the fees and expenses incurred by Deutsche Bank, Scotia Capital, their counsel and advisors with respect to the Fourth Amendment.

                  A copy of the Fourth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.
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(a)     Not applicable
(b)     Not applicable
(c)     Exhibits:

        The following exhibit is being filed herewith:

        10.1 Fourth Amendment to Debtor-In-Possession Credit Agreement dated as of January 14, 2005.






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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERMET CORPORATION


January 20, 2005                       By:  /s/  Alan J. Miller
                                       Alan J. Miller
                                       Vice President, General Counsel and
                                       Assistant Secretary






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